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                                                                    EXHIBIT 24.1

                              NCS HEALTHCARE, INC.

                                POWER OF ATTORNEY




                  KNOW ALL MEN BY THESE PRESENTS, that NCS HealthCare, Inc. hereby constitutes and appoints Jon H. Outcalt, Kevin B. Shaw, Gerald D. Stethem, Thomas F. McKee and John J. Jenkins, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it any and all capacities, to sign, attest and file this Registration Statement with exhibits thereto, and any and all amendments, post-effective amendments and exhibits to such Registration Statement with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform any and all acts and things whatsoever requisite and necessary in connection with such matters and hereby ratifying and approving all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio on January 19, 1999.




                                                NCS HEALTHCARE, INC.




                                               By:   /s/ Jon H. Outcalt
                                                     --------------------------
                                                         Jon H. Outcalt